EXHIBIT 4.11


                              AMENDMENT NO. 4
                                   TO THE
                                ASHLAND INC.
                           EMPLOYEE SAVINGS PLAN
                   As Restated Effective January 1, 2003
==============================================================================
         WHEREAS, Ashland Inc. established the Ashland Inc. Employee Savings Plan (known as the Ashland Inc. Employee Thrift Plan before October
1, 1995) originally effective June 1, 1964 for the benefit of employees eligible to participate therein;
         WHEREAS, the aforesaid Plan was amended from time to time and, as so amended, was completely amended and restated effective October 1, 1976 to comply with the provisions of the Employee Retirement Income Security Act of 1974;
         WHEREAS, the aforesaid amended and restated Plan was further amended from time to time and was completely amended and restated effective on October 1, 1980, on October 1, 1983, on October 1, 1985, on October 1, 1989, on October 1, 1995 on January 1, 1997 and on January 1, 2003;
         WHEREAS, Article 20 of the aforesaid amended and restated Plan, reserves to Ashland Inc. the right to further amend the Plan; and
         WHEREAS, Ashland Inc. desires to make further amendments to the Plan; NOW, THEREFORE, Ashland Inc. does hereby further amend the Ashland
Inc. Employee Savings Plan, effective at the dates identified below, in accordance with the following terms and conditions:

1. Effective January 1, 2005, the following is added to the definition of "Beneficiary" at the end of Section 2.1(f) of the Plan as follows:

Effective January 1, 2005 and for relevant events that occur on or after that date, "spouse" shall mean an individual to whom a Member is legally married under the law of the state in which the marriage occurred. The Sponsoring Company reserves the right to investigate a claim of marriage and may institute procedures under which an individual may demonstrate the marital status of a Member.

         2. Effective for distributions of Plan benefits on or after March 28, 2005, "$1,000" shall be substituted for "$5,000" in Sections 13.2(b) and 13.6(b)(2) of the Plan.


         IN  WITNESS  WHEREOF,  the  Sponsoring  Company  has  caused  this
Amendment No. 4 to the Plan to be executed this 21st day of March, 2005.


ATTEST:                                 ASHLAND INC.



  /s/ David L. Hausrath                 By:    /s/ Susan B. Esler
------------------------------                 --------------------------------
          Secretary                     Title: Vice President,
                                               Human Resources